UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): December 6, 2012

EPOCH HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9728	20-1938886
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

640 Fifth Avenue, New York, NY 10019

(Address of principal executive offices) (Zip Code)

(212) 303-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 6, 2012, Epoch Holding Corporation (“Epoch”), The Toronto-Dominion Bank (“TD”) and Empire Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of TD, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Epoch, with Epoch surviving the merger as an indirect wholly owned subsidiary of TD (the “Merger”). The Merger Agreement was unanimously approved by Epoch’s Board of Directors.

At the effective time of the Merger, each share of Epoch common stock (other than treasury shares held by Epoch and any shares of Epoch common stock held by TD or any wholly-owned subsidiary of TD or Epoch or any person who properly demands statutory appraisal of their shares) will be converted into the right to receive an amount in cash equal to $28.00, without interest (the “Merger Consideration”). Each option to acquire Epoch common stock that is outstanding, whether vested or unvested, at the effective time of the Merger will be canceled in exchange for the right to receive the Merger Consideration minus the exercise price per share of the option. Each share of restricted Epoch common stock that is outstanding at the effective time of the Merger will convert into the right to receive the Merger Consideration per share of restricted stock.

No adjustment to the Merger Consideration will be made on account of the previously announced $0.75 per share special dividend or any ordinary quarterly dividends payable prior to the closing.

Epoch and TD each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by Epoch to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The consummation of the Merger is subject to customary closing conditions, including, among others, approval by Epoch’s stockholders, the receipt of consents from Epoch clients representing at least 80% of Epoch’s management fee revenues, the absence of certain legal impediments to the consummation of the Merger, the receipt of required governmental consents and approvals, the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and, subject to materiality exceptions, the accuracy of representations and warranties made by Epoch and TD, respectively, and compliance by Epoch and TD with their respective obligations under the Merger Agreement. The Merger is not subject to any financing condition.

The Merger Agreement requires Epoch to convene a stockholders meeting for purposes of obtaining the necessary stockholder approval and, subject to certain exceptions, Epoch has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide confidential information in connection with, any alternative transaction and (ii) that Epoch’s Board of Directors will recommend that Epoch’s stockholders adopt the Merger Agreement.

Prior to adoption of the Merger Agreement by Epoch’s stockholders, Epoch’s Board of Directors may, in certain circumstances, change its recommendation that Epoch’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified procedures set forth in the Merger Agreement, including giving TD the opportunity to propose changes to the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including by Epoch, prior to the adoption of the Merger Agreement by Epoch’s stockholders, in the event that Epoch receives an unsolicited proposal that Epoch’s Board of Directors concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). In addition, TD may terminate the Merger Agreement under certain circumstances, including if Epoch breaches its non-solicitation obligations under the Merger Agreement or if Epoch’s Board of Directors changes, withholds, or fails to reaffirm its recommendation that Epoch’s stockholders adopt the Merger Agreement, or approves a proposal for an alternative transaction. In the foregoing circumstances, Epoch would be required to pay TD a termination fee of $20 million.

Voting Agreement

In connection with the execution of the Merger Agreement, TD and Merger Sub have entered into voting and support agreements (each, a “Voting Agreement”) with certain of Epoch’s directors and certain members of Epoch’s senior management and the trustees of certain trusts for their benefit (the “Stockholders”) holding in the aggregate approximately 28% of Epoch’s total voting power. Pursuant to the terms of the Voting Agreement, the Stockholders have agreed in their capacities as Epoch stockholders, among other things: (i) to vote their shares in favor of the adoption of the Merger Agreement and against any alternative proposal; and (ii) not to transfer any shares of Epoch subject to the Voting Agreement, subject to certain exceptions.

The Voting Agreement will terminate on the earlier of the effective time of the Merger and the date that the Merger Agreement is terminated.

The foregoing descriptions of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about Epoch or TD. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Epoch’s stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Epoch or TD. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Epoch’s public disclosures. Epoch acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that may be considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Epoch and may include projections of Epoch’s future financial performance based on Epoch’s anticipated growth strategies and trends in Epoch’s business. These statements are only predictions based on Epoch’s current expectations and projections about future events. There are important factors that could cause Epoch’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding: the failure to receive, on a timely basis or otherwise, the required approvals by Epoch’s stockholders and governmental or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Epoch’s ability to consummate the proposed transaction; operating costs and business disruption may be greater than expected; the ability of Epoch to retain and hire key personnel and maintain relationships with business partners pending consummation of the proposed transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Epoch operates, as detailed from time to time in Epoch’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

These risks and uncertainties are not exhaustive. Additional information about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Epoch’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and Item 1.A in Epoch’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Epoch or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Epoch nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of this communication. Epoch is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform Epoch’s prior statements to actual results or revised expectations, and Epoch does not intend to do so.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Epoch and TD. The proposed transaction will be submitted to the stockholders of Epoch for their consideration. In connection with the proposed transaction, Epoch will prepare a proxy statement to be filed with the SEC. Epoch and TD plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Epoch’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Epoch through the Investor Relations section of our website, and the “Financial Information” tab therein. The website address is www.eipny.com. The information on our website is not, and shall not be deemed to be a part hereof or incorporated into this or any other filings with the SEC. You may also send a written request to our Corporate Secretary at Epoch Holding Corporation, 640 Fifth Avenue, 18th Floor, New York, New York 10019, Attn: Corporate Secretary, or by calling the Corporate Secretary at (212) 303-7200.

You may also send a written request to our Corporate Secretary at Epoch Holding Corporation, 640 Fifth Avenue, 18th Floor, New York, New York 10019, Attn: Corporate Secretary, or by calling the Corporate Secretary at (212) 303-7200.

Interests of Participants

Epoch and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Epoch in connection with the proposed transaction. Information regarding Epoch’s directors and executive officers is set forth in Epoch’s Proxy Statement for its 2012 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which were filed with the SEC on October 18, 2012 and September 10, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Epoch with the SEC when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 6, 2012, by and between Epoch Holding Corporation, Empire Merger Sub, Inc. and The Toronto-Dominion Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPOCH HOLDING CORPORATION
(Registrant)

Date: December 6, 2012
	By:	/s/ Adam Borak
Name: Adam Borak
Title: Chief Financial Officer